Exhibit 32.2

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of InspireMD, Inc. (the “Company”) for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Lawless, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Date: August 14, 2026	By:	/s/ Michael Lawless
	Name:	Michael Lawless
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)